Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333-247928, 333-270339) of Verona Pharma plc, and
(2) Registration Statements (Form S-8 No. 333-279298, 333-271764, 333-268389, 333-248199, 333-237926, 333-217521);

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Verona Pharma plc and the effectiveness of internal control over financial reporting of Verona Pharma plc included in this Annual Report (Form 10-K) of Verona Pharma plc for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 27, 2025

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